Exhibit 99.1

October 16, 2002

FOR IMMEDIATE RELEASE

CONTACT:  Ernest A. Moretti, President, Wyman Park Bancorporation, Inc.
          (410) 252-6450


WYMAN PARK BANCORPORATION, INC.'S STOCKHOLDERS APPROVE PROPOSED MERGER WITH BRADFORD BANK

(Lutherville,   Maryland)   -  At  its   annual   meeting   today,   Wyman  Park
Bancorporation, Inc. (OTC Electronic Bulletin Board: WPBC) ("Wyman Park") announced that its shareholders have approved Wyman Park's proposed merger with and into Bradford Bank, a federally-chartered savings bank. Wyman Park, based in Lutherville, Maryland, is the savings and loan holding company of Wyman Park Federal Savings & Loan Association.

"We are very pleased with the support we have received from our stockholders," said Ernest A. Moretti, President for Wyman Park. "Today's vote for approval of the merger affirms our belief that the merger not only provides additional services to our customers, but maximizes the return to our stockholders."

Subject to the approval of regulatory authorities and the satisfaction of customary closing conditions, the transaction is expected to be completed during the fourth quarter of 2002, or shortly thereafter. At that time, Wyman Park and Wyman Park Federal Savings & Loan Association will be merged with and into Bradford Bank, and Wyman Park Federal Savings & Loan Association's branches will be operated under the Bradford Bank brand. Bradford Bank's headquarters will remain in Rodgers Forge, Maryland.

This news release contains forward-looking statements regarding Wyman Park Bancorporation, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Wyman Park Bancorporation, Inc.'s filings with the Securities and Exchange Commission.